Exhibit 31.1

I, Jessica Billingsley, certify that:

1. I have reviewed this Annual Report on Form 10-K/A for the annual period ended June 30, 2020 of Akerna Corp.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 28, 2020

/s/ Jessica Billingsley
Jessica Billingsley
Chief Executive Officer
(Principal Executive Officer)